Exhibit 10.1

LICENSE AGREEMENT

IN THIS LICENSE AGREEMENT (this “Agreement”), effective as of February 2, 2017 (“Effective Date”), NanoFlex Power Corp., having a principal place of business at 17207 North Perimeter Drive, Suite 210, Scottsdale, AZ 85255 (“NanoFlex”); and SolAero Technologies Corp., having a principal place of business at 10420 Research Road SE, Albuquerque, NM 87123 (“Sol Aero”) (hereinafter SolAero and NanoFlex may each be referred to individually as a “Party” and collectively as the “Parties”), agree as follows:

ARTICLE 1 BACKGROUND

1.01	NanoFlex has developed a fabrication process that reduces the cost to manufacture Gallium Arsenide (“GaAs”) based solar cells.

1.02	NanoFlex and SolAero entered into a Joint Development Agreement effective August 26, 2015 (the “JDA”) to explore the application of NanoFlex’s new fabrication process to SolAero’s GaAs-based solar cells with the goal of developing new GaAs-based solar cells that apply both NanoFlex and SolAero technology.

1.03	In the JDA, the Parties agreed to negotiate in good-faith a royalty-bearing license agreement for commercial use of NanoFlex’s new fabrication process upon a decision to proceed to commercialization.

1.04	The Parties desire to enter into a license agreement to enable SolAero to utilize NanoFlex’s new fabrication process for space and near space applications on the terms and conditions set forth in this Agreement.

ARTICLE 2 DEFINITIONS

Terms with initial capital letters when used in this Agreement have the meanings set forth in this Article 2 and as otherwise defined in this Agreement.

2.01	“Improvements” means any improvements, variations, modifications or adaptations to, or any new inventions or discoveries conceived and reduced to practice during the term of this Agreement that relate to, the Licensed Patents whether made solely by either of the Parties or jointly by the Parties.

2.02	“Licensed Field” means the space and near space field.

2.03	“Licensed Patents” means (a) all patents and patent applications listed in Exhibit A to this Agreement, (b) all worldwide patents and applications that rely for priority on any of the foregoing or from which any of the foregoing claim priority, (c) all divisional, continuation, continuation-in-part applications of any of the foregoing, (d) all patents directly or indirectly issuing from any of the foregoing applications, and (e) all reissues, re-examination certificates, renewals, extensions or additions to any such patents and patent applications.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

2.04	“Licensed Products” means GaAs-based photovoltaic cells, the manufacture, use, sale, offer for sale, or import of which would infringe a Valid Claim of the Licensed Patents in the absence of the licenses granted herein and that are intended for use in the Licensed Field.

2.05	“Net Sales Price” means the invoice price of a Licensed Product, less those taxes, duties, and shipping charges separately stated on the invoice. If a Licensed Product is sold as part of a coverglass interconnected cell (“CIC”) or as part of a solar panel (“Panel”), the Net Sales Price attributable to such Licensed Product shall be determined in accordance with the following formulas to separate the invoice price of the Licensed Product from the other components of the CIC or Panel:

●	***

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2.06	“Valid Claim” means a claim of a patent that has not been held invalid or unenforceable in a final unappealed or unappealable decision of a court or applicable governmental agency.

ARTICLE 3 LICENSE AND IMPROVEMENTS

3.01	NanoFlex hereby grants to SolAero a nonexclusive, worldwide license under the Licensed Patents to make, use, sell, offer for sale, import, and otherwise dispose of Licensed Products in the Licensed Field.

3.02	The license granted in Article 3.01 does not include the right to grant sublicenses.

3.03	Any Improvements solely relating to the Licensed Patents will be owned by NanoFlex. Any Improvements solely relating to SolAero’s inverted single junction (ISJ), inverted double junction (IDJ), inverted multijunction metamorphic (IMM) or other cell structure and process technology will be owned by SolAero. All other Improvements will be jointly owned by NanoFlex and SolAero. Each Party hereby assigns to other Party its entire right, title, and interest in any Improvements in accordance with this Article 3.03.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 4 CONSIDERATION

4.01	***

4.02	For purposes of this Agreement, a Licensed Product will be considered sold or otherwise disposed of on the date of invoice or the date of shipment to a Third Party customer, whichever is earlier.

4.03	All amounts payable to NanoFlex under this Agreement will be paid within forty-five (45) days after the end of each calendar quarter during the term of this Agreement in United States Dollars by wire transfer of immediately available funds into an account designated in writing by NanoFlex. Each royalty payment will be accompanied by a written report sent to NanoFlex setting forth (i) the quantity, Net Sales Price, and type of Licensed Products sold or disposed of by or for SolAero during the subject calendar quarter, and (ii) the royalty amount due for such calendar quarter.

4.04	***

4.05	SolAero will be responsible for any and all taxes levied on account of amounts it receives under this Agreement. Where any sum due to be paid to NanoFlex hereunder is subject to any tax required, under applicable law, to be withheld by SolAero, SolAero will pay such withholding tax to the appropriate government authority.

4.06	SolAero will keep such records as reasonably necessary to determine, in a manner consistent with Generally Accepted Accounting Principles (GAAP), the accuracy of calculations of all amounts payable to NanoFlex under this Agreement. Such records will be retained for no less than three (3) years following the year in which a payment was due hereunder. Once per calendar year, NanoFlex may engage, at its own expense, an independent certified public accountant who is reasonably acceptable to SolAero, to examine the records of SolAero as may be necessary to determine the correctness of any payment required to be made under this Agreement. The report of such accountant will be limited to the accuracy of any payments made by SolAero. If any audit performed under this Article 4.06 discloses an underpayment or an overpayment, any amount underpaid or overpaid, as the case may be, will be paid or refunded promptly to the appropriate Party, as applicable. If any such audit discloses an underpayment of more than five percent (5%) of the amount due for any particular calendar quarter, SolAero will pay the reasonable costs of such audit.

ARTICLE 5 CONFIDENTIALITY

5.01	The terms of this Agreement and all proprietary and confidential information disclosed hereunder will be subject to, and in accordance with the nondisclosure agreement (“NDA”) between the parties, which is incorporated herein and made part of this Agreement as Exhibit B.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES;
LIMITATION OF LIABILITY

6.01	Each Party represents, warrants and covenants to the other Party that:

(a)	it has the corporate power and authority to enter into this Agreement and to perform its obligations and bind its Affiliates to perform their obligations hereunder;

(b)	the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder have been duly authorized by all necessary corporate actions of the Party and its Affiliates;

(c)	this Agreement has been validly executed and delivered by it, and assuming that this Agreement has been duly authorized, executed, and delivered by the other Party, is a binding obligation of it, enforceable against it and its Affiliates in accordance with its terms; and

(d)	the execution and delivery of this Agreement and the performance by the Party or its Affiliates of any of its obligations hereunder do not and will not directly or indirectly (with or without notice or lapse of time or both) violate, conflict with or result in a breach of or constitute a default under (i) any judgment of any court or governmental body applicable to the Party or its Affiliates or its respective properties or any applicable law, or (ii) any other agreements to which it may be a party, or (iii), to the Party’s knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to the Party or its properties.

6.02	Nothing in this Agreement will be construed as:

(a)	a warranty or representation by NanoFlex as to the validity, enforceability or scope of any Licensed Patent; or

(b)	a requirement that NanoFlex file any patent application, secure any patent, or maintain any patent in force except as provided in Article 3.03.

(c)	granting by implication, estoppel, or otherwise, any license or rights under patents, trade secrets, knowhow, copyrights, or other intangible rights of NanoFlex other than the Licensed Patents; or

6.03	Except as otherwise mutually agreed upon in writing by the Parties, neither Party will use the other Party's name, products, logo, trade dress, trademarks or other marks, without, in each case, obtaining the prior written consent of the other Party.

6.04	***

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

6.05	NO PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR ANY OTHER INDIRECT LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY RESULTING OBLIGATION OR THE USE OF ANY PATENT RIGHTS RECEIVED HEREUNDER, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, FOR TORT, OR ANY OTHER CAUSE OF ACTION.

ARTICLE 7 TERM AND TERMINATION

7.01	Unless sooner terminated as provided herein, this Agreement will commence as of the Effective Date and will continue until expiration of the last to expire of the Licensed Patents.

7.02	This Agreement may be terminated by either Party prior to its expiration for a material breach by the other Party of the provisions hereof. Such termination will be effective sixty (60) days after written notice to the other Party of the material breach if the material breach has not been remedied.

7.03	In the event of termination of this Agreement prior to its expiration, SolAero will have the right to complete all contracts for the sale of Licensed Products under which SolAero are obligated on the date of termination provided SolAero pays royalties on such sales as required in Article 4 hereof and provided all such sales are completed within twelve (12) months after the date of termination.

ARTICLE 8 ADDITIONAL PROVISIONS

8.01	No Party may assign, pledge or encumber this Agreement, or any rights or obligations hereunder, without the prior written consent of the other Party, except

(a)	NanoFlex may assign this Agreement or any of its rights or obligations hereunder, without obtaining the consent of SolAero, to a third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets or business to which this Agreement relates, as long as such Third Party agrees in writing to be bound by the terms and conditions of this Agreement for the benefit of SolAero; and

(b)	SolAero may assign this Agreement or any of its rights or obligations hereunder, without obtaining the consent of NanoFlex, to a third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets or business to which this Agreement relates, as long as such Third Party agrees in writing to be bound by the terms and conditions of this Agreement for the benefit of NanoFlex.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

8.02	If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control and without the fault or negligence of the Party liable to perform (a “Force Majeure Event”), the Party so affected will, upon giving written notice to the other Parties, be excused from the performance to the extent of the prevention, restriction, interference or delay; provided, however, the affected Party shall provide notice to the other Party setting forth the nature and anticipated duration of the delay and shall use commercially reasonable efforts to avoid, minimize or remove the causes of non-performance and will continue performance with the utmost dispatch whenever the causes are removed.

8.03	This Agreement and the rights and obligations of the Parties under this Agreement will be governed and construed in accordance with the laws of Delaware, without regards to its rules of conflicts of laws.

8.04	Any dispute arising directly under the express terms of this Agreement or the grounds for termination thereof will be resolved as follows. First, within thirty (30) days after either Party identifies the existence of a dispute, senior management of both Parties will meet to attempt to resolve such dispute. If the senior management cannot resolve the dispute, the dispute will be referred to mediation. Unless the parties agree otherwise, the mediation will be conducted in accordance with the AAA Commercial Mediation Procedures. If the dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end. Any disputes not resolved by mediation will be finally resolved by arbitration administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules. The arbitration will be conducted before a single arbitrator appointed by the AAA. All proceedings will be in English in Wilmington, Delaware, USA. Judgment on the award of the arbitrators may be entered in any court having jurisdiction, and the parties agree to personal jurisdiction in the United States District Court for the District of Delaware solely for entry of such judgment.

8.05	Either Party may make a written demand for formal dispute resolution. Within thirty (30) days after such written demand, the Parties agree to meet for one day with an impartial mediator to attempt to resolve such dispute.

8.06	If a court of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid, in whole or in part for any reason: (i) all other provisions hereof will remain in full force and effect and will be liberally construed in order to carry out the intent of the Parties as near as possible, and (ii) the Parties agree to use their best efforts to negotiate a provision, in replacement of the provision held illegal, unenforceable, or invalid, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto and without materially changing the economic value of the transactions contemplated hereby.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

8.07	This Agreement constitutes the final, complete, and exclusive statement of the terms of the agreement among the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the Parties (other than those referenced in this Agreement). No Party has been induced to enter into this Agreement by, nor is any Party relying on, any representation or warranty outside those expressly set forth in this Agreement.

8.08	No terms or conditions of this Agreement will be varied or modified by any prior or subsequent statement, conduct or act of any Party, except that the Parties may supplement, amend, or modify this Agreement by a subsequent written agreement executed by the Parties through their authorized representatives.

8.09	In making and performing this Agreement, the Parties are acting, and intend to be treated, as independent entities and nothing contained in this Agreement will be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship among the Parties. Except as otherwise provided herein, no Party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of any other Party. No Party will be liable for the act of any other Party unless such act is expressly authorized in writing by both such Parties.

8.10	No waiver of a breach, failure of any condition, or any right or remedy, contained in or granted by the provisions of this Agreement will be effective unless it is in writing and signed by the Party waiving the breach, failure, right or remedy. No waiver of any breach, failure, right or remedy will be deemed a waiver of any other breach, failure, right or remedy, whether or not similar, nor will any waiver constitute a continuing waiver unless the writing so specifies.

8.11	Each Party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not apply in interpreting this Agreement.

8.12	This Agreement may be executed in any number of counterparts, and each counterpart will be deemed an original instrument, but all counterparts together will constitute but one agreement. The Parties will accept facsimile signatures for establishing an Effective Date provided original signatures are provided to each Party within a reasonable time thereafter.

8.13	Notices.

(a)	All notices, requests, demands, or other communications under this Agreement will be in writing. All notices will be sufficient when delivered by Federal Express/Airborne/United Parcel Service/DHL Worldwide, or United States Express Mail, charges prepaid or charged to the sender’s account, in which case notice is effective on delivery, if delivery is confirmed by the delivery service.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

(b)	Addresses for purpose of giving notice are as follows:

If to SolAero:

10420 Research Road SE

Albuquerque, NM 87123

Attn: Paul Sharps, PhD

Tel: 505.332.5022

Email: paul_sharps@solaerotech.com

If to NanoFlex:

17207 North Perimeter Drive, Suite 210

Scottsdale, AZ 85255

Attn: Mark Tobin, Chief Financial Officer

Tel: 949-500-1959

Email: mtobin@nanoflexpower.com

8.14	Each Party shall, without further consideration, execute and deliver additional documents and instruments and perform all other and further actions as may be necessary or reasonably requested in order to carry out the purposes and intentions of this Agreement.

8.15	The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No provision of this Agreement shall be construed to require any Party or any of their respective Affiliates to take any action that would violate applicable law, rule, or regulation.

8.16	No provision of this Agreement will be deemed or construed in any way to result in the creation of any right or obligation in any Person not a Party to this Agreement

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative.

NANOFLEX POWER CORP.	SOLAERO TECHNOLOGIES CORP.

By	By
Name	Name
Title	Title
Date	Date

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

EXHIBIT A

Issued US Patents Relating to GaAs

Docket Number	U.S. Patent Number	Title/Comments
10762.0067-00000	8,378,385	Methods of Preparing Flexible Photovoltaic Devices Using Epitaxial Liftoff, and Preserving the Integrity of Growth Substrates Used in Epitaxial Growth
10762.0067-01000	8,927,319	Methods of Preparing Flexible Photovoltaic Devices Using Epitaxial Liftoff, and Preserving the Integrity of Growth Substrates Used in Epitaxial Growth

Published US/PCT Applications

Docket Number	Publication Number	Title/Comments
10762.0083-00000	US 2013/0043214	Sacrificial Etch Protection Layers for Reuse of Wafers after Epitaxial Liftoff
10762.0088-00000	US 2014/0370716 (application has been allowed by the USPTO)	Thermal Surface Treatment for Reuse of Wafers After Epitaxial Lift Off
10762.0091-00000	US 2015/0170970	Strain Control for Acceleration of Epitaxial Lift-Off
10762.0113-00000	US 2016/0197227	Thin Film Lift-Off Combination of Epitaxial Lift-Off and Spalling
10762.0118-00000	US 2016/0276520	Thermally-Assisted Cold-Weld Bonding for Epitaxial Lift-Off Process
10762.0121-00304	WO 2015/156871	Non-Destructive Wafer Recycling for Epitaxial Lift-Off Thin-Film Device Using a Superlattice Epitaxial Layer
10762.0135-00304	WO 2016/149629	Strain Relief Epitaxial Lift-Off Via Pre-Patterned Mesas

Unpublished US/PCT Applications Relating to GaAs

Docket Number	Application Number	Title/Comments
***	***	***

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

EXHIBIT B

Mutual Proprietary Information Agreement, dated January 12, 2015, enclosed.

SolAero Contact: Navid Fatemi

MUTUAL PROPRIETARY INFORMATION AGREEMENT

This Mutual Proprietary Information Agreement ("Agreement") is entered into between SolAero Technologies Corp., a Delaware corporation having an office at 10420 Research Road S.E., Albuquerque, New Mexico 87123 on behalf of itself and its subsidiaries ("SolAero"), and NanoFlex Power Corporation, a Florida Corporation having an office at 17207 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85255 ("Participant"). Collectively SolAero and Participant may be referred to as the "Parties" or singly as the "Party." Effective as of the date of the second signature below, the parties agree as follows:

1.            Scope. The Parties intend to pursue a business relationship regarding a technology transfer opportunity ("Project"), and in the course of which the parties may exchange Proprietary Information, as hereinafter defined. The Parties further desire to protect such Proprietary Information from unauthorized disclosure and use under the terms and conditions herein.

2.            Definition. For purposes of this Agreement, "Proprietary Information" means all information relating to a Party's products (including without limitation prototypes, samples, materials, plans, diagrams, and descriptions), processes, services, and/or business operations, whether oral or written, tangible or intangible, disclosed by one Party ("Disclosing Party") to the other Party ("Receiving Party"), including without limitation information gained by observation of a Party's processes, equipment, or facilities, as well as any information or data that evidence, record, derive from, or reveal any Proprietary Information.

3.            Designation. Proprietary Information shall be designated as such in writing by the Disclosing Party by appropriate confidential or proprietary markings. If certain information is considered and held by a Party as a trade secret, the information shall be marked "trade secret." If first disclosed in an oral or other intangible manner, the Disclosing Party shall: (a) contemporaneously identify such disclosure as being in confidence; (b) reduce such disclosure to written form; (c) mark such writing as confidential or proprietary; and (d) deliver such marked document to the Receiving Party within thirty (30) days after the date of first disclosure; provided that the information disclosed shall be treated as Proprietary Information during such 30-day confirmation period.

4.            Duty of Care. The Receiving Party shall preserve in confidence all Proprietary Information received hereunder by exercising at least the same degree of care used to restrict disclosure and use of the Receiving Party's own confidential and proprietary information, but at least a reasonable degree of care. All employees or agents of the Receiving Party involved with the Project must be subject to confidentiality restrictions that are at least as restrictive as those set forth in this Agreement. The Receiving Party shall refrain from disclosing Proprietary Information to any third party, any affiliated company, or to its employees or agents not involved with the Project, without prior written authorization from the Disclosing Party. Receiving Party may disclose Proprietary Information to any affiliate and/or subsidiary that has a need to know, and that agrees to be bound by the terms and conditions of this NDA.

5.            Limited Use. The Receiving Party shall use all Proprietary Information received hereunder solely in connection with the Project. Any other use of Proprietary Information is explicitly forbidden. Without limiting the foregoing, the Receiving Party shall not reverse engineer or otherwise decompile or disassemble any Proprietary Information. This restriction shall survive termination of this Agreement.

6.            Exceptions. This Agreement shall not restrict the disclosure or use of any information that is: (a) now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public; (b) already known by the Receiving Party as of the first disclosure hereunder, as evidenced by the Receiving Party's written records; (c) hereafter furnished to the Receiving Party, as a matter of right and without restriction on disclosure, by a third party not subject to similar confidentiality obligations; (d) approved for disclosure in writing by the Disclosing Party; or (e) independently developed by the Receiving Party by persons without access to and use of Proprietary Information, as evidenced by the Receiving Party's written records.

7.            Judicial Process. The Receiving Party may disclose Proprietary Information to the extent required pursuant to a final court order; provided that the Receiving Party: (a) promptly notifies the Disclosing Party upon its receipt of any pleading, discovery request, interrogatory, motion, investigative demand, subpoena, or other paper that requests or demands the disclosure of Proprietary Information; and (b) assists the Disclosing Party in opposing and/or limiting such request, and seeking a protective order for any court-mandated disclosures.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

8.           Protection of Non-Public Information. One or both of the Parties to this Agreement is a publicly held corporation. In connection therewith, the Receiving Party acknowledges that it is aware (and that its directors, officers, employees and agents who are apprised of the Project have been, or will be, advised) that the United States securities laws prohibit any person who has material non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of either party (or options, rights and warrants relating thereto) or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Receiving Party agrees that neither the Receiving Party nor its directors, officers, employees or agents will (i) use, nor cause any person to use, any Proprietary Information or other information in contravention of the Exchange Act and the rules and regulations promulgated thereunder, including Rules 10b-5 and 14e-3 or (ii) disclose any information that constitutes material non-public information regarding the Disclosing Party for purposes of Regulation FD of the SEC or any other federal or state securities laws (it being acknowledged and agreed that the provisions of this Agreement with respect to such information are reasonably necessary to comply with Regulation FD and/or such other federal and state securities laws). The Receiving Party shall notify the Disclosing Party in writing immediately upon discovery of any use or disclosure of Proprietary Information or other information in violation or non-compliance with this section. The obligations set forth in this section shall survive termination of this Agreement.

9.           Unauthorized Use. The Receiving Party shall notify the Disclosing Party in writing immediately upon discovery of any unauthorized use or disclosure of Proprietary Information, and shall reasonably cooperate with the Disclosing Party to regain possession of the Proprietary Information and prevent any further unauthorized use or disclosure.

10.        No License or Warranty. Proprietary Information shall remain the property of the Disclosing Party. Neither this Agreement nor any exchange of Proprietary Information hereunder shall be construed as granting any right or license under any copyright, invention, patent, trade secret, or other intellectual property ("IP") right owned or controlled by the Disclosing Party. Proprietary Information transmitted or exchanged under this Agreement is provided "as-is," and shall not constitute any representation, warranty, assurance, guarantee, or inducement by the Disclosing Party with respect to the content, completeness, or accuracy of any information transmitted or exchanged by the Parties or to the non-infringement of any IP right owned or controlled by any third party. No warranty of merchantability or fitness for a particular purpose is provided hereunder for any Proprietary Information. A Receiving Party shall use and rely upon Proprietary Information at its sole risk and expense.

11.         Term. This Agreement shall terminate upon completion of the Project or three (3) years after Effective Date whichever is longer, unless earlier terminated by either Party upon thirty (30) days written notice to the other Party. The confidentiality obligations under this Agreement shall survive termination of this Agreement for a period of five (5) years, except for any trade secrets, which shall be held in confidence for so long as the trade secret is maintained by the Disclosing Party. Upon termination, the Receiving Party shall cease all use of the Disclosing Party's Proprietary Information. Upon the Disclosing Party's written request, the Receiving Party shall promptly return to the Disclosing Party (or destroy and provide a written certification of destruction, if so requested) all Proprietary Information disclosed hereunder.

12.         No Contract. Nothing in this Agreement shall be construed as an obligation by either Party to enter a contract, subcontract, or other business relationship with the other Party in connection with the Project. Each party shall bear all costs and expenses incurred in connection with this Agreement; provided that a prevailing Party in any litigation commenced to enforce or construe the terms of this Agreement shall be entitled to collect from the other Party its actual litigation costs, including reasonable attorneys' fees.

13.         Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without application of any conflict of laws provisions, and shall be enforceable in the courts of that state. The Receiving Party agrees that in the event of any breach of this Agreement, including without limitation the actual or threatened improper use or disclosure of Proprietary Information, the Disclosing Party may suffer irreparable injury, such that no remedy at law may afford adequate protection against, or appropriate compensation for, such injury. The Receiving Party hereby agrees that the Disclosing Party is entitled to seek specific performance of the Receiving Party's obligations under this Agreement, as well as further relief (injunctive or otherwise) as may be granted by a court of competent jurisdiction.

14.         Notices. All notices and authorizations under this Agreement shall be transmitted between the Parties addressed as set forth in the preamble of this Agreement, or as otherwise designated by written notice from one party to the other.

15.        Export Compliance. Each Party agrees to comply with all applicable U.S. export laws and regulations. These obligations shall survive termination of this Agreement.

16.        Assignment. Except in the case of a change of control, merger, spin-off or other reorganization, neither Party shall assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned, or delayed. In the event of a change of control, such Party's obligations hereunder shall be automatically assumed by the new controlling entity.

17.        Entire Agreement. This Agreement contains the entire understanding between the Parties, superseding all prior or contemporaneous communications. agreements. and understandings between the Parties with respect to the exchange of Proprietary Information in connection with the Project. If any part. term. or provision of this Agreement shall be held illegal. unenforceable, or in conflict with any law or regulation of any government having jurisdiction over this Agreement. the validity of the remaining portions of this Agreement shall not be affected thereby.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

IN WITNESS WHEREOF, each Party has caused this Agreement to he executed in duplicate originals by its duly authorized representative.

SolAero Technologies Corp		NanoFlex Power Corporation

By:	/s/ Marvin Clevenger	By:	/s/ Robert J. Fasnacht
Name:	Marvin Clevenger	Name:	Robert J. Fasnacht
Title:	President & CEO	Title:	President & COO
Date:	1/12/2015	Date:	1/12/2015

PLEASE RETURN

ONE FULLY SIGNED COPY OF THIS AGREEMENT
TO SolAero.

Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.